Exhibit 13.1

Section 906 Certification

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended 31 December 2022 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Héctor Grisi, the Chief Executive Officer, José G. Cantera, the Chief Financial Officer and José Doncel, the Chief Accounting Officer of Banco Santander, S.A., each certifies that, to the best of his knowledge:

1.    the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Banco Santander, S.A.

Date: 1 March 2023

/s/ Héctor Grisi
Name:	Héctor Grisi
Title:	Chief Executive Officer

/s/ José G. Cantera
Name:	José G. Cantera
Title:	Chief Financial Officer

/s/ José Doncel
Name:	José Doncel
Title:	Chief Accounting Officer